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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                               __________________

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                 MORGAN STANLEY
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             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                   36-3145972
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(State of Incorporation or Organization)       (IRS Employer Identification no.)


    1585 Broadway, New York, New York                        10036
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(Address of Principal Executive Offices)                   (Zip Code)

If this Form relates to the registration   If this Form relates to the
of a class of securities pursuant to       registration of a class of securities
Section 12(b) of the Exchange Act          pursuant to Section 12(g) of the
and is effective pursuant to General       Exchange Act and is effective
Instruction A.(c), please check the        pursuant to General Instruction
following box. [X]                         A.(d), please check the following
                                           box. [_]

Securities Act registration statement file number to which this form relates:
333-106789

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                  Name of Each Exchange on Which
         to be so Registered                  Each Class is to be Registered
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Global Medium-Term Notes, Series F,          THE AMERICAN STOCK EXCHANGE LLC
10% SPARQS due January 30, 2006
(Mandatorily Exchangeable for Shares of
Class A Common Stock of Abercrombie &
Fitch Co.)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)



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     Item 1.   Description of the Registrant's Securities to be Registered.

     The title of the class of securities to be registered hereunder is: "Global Medium-Term Notes, Series F, 10% Stock Participation Accreting Redemption Quarterly-pay Securities due January 30, 2006 (Mandatorily Exchangeable for Shares of Class A Common Stock of Abercrombie & Fitch Co)" (the "SPARQS"). A description of the SPARQS is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley (the "Registrant") on Form S-3 (Registration No. 333-117752) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated November 10, 2004 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the SPARQS contained in the pricing supplement dated January 24, 2005 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the SPARQS and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

     Item 2.   Exhibits.

     The following documents are filed as exhibits hereto:

     4.1 Proposed form of Global Note evidencing the SPARQS.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        MORGAN STANLEY
                                        (Registrant)


Date: January 24, 2005                 By:  /s/ Martin M. Cohen
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                                            Martin M. Cohen
                                            Assistant Secretary and Counsel

                                INDEX TO EXHIBITS



Exhibit No.                                                          Page No.

4.1  Proposed form of Global Note evidencing the SPARQS                 A-1